                                             COPY AS EXECUTED




                                U.S. $100,000,000

                                CREDIT AGREEMENT

                           Dated as of August 31, 1995

                                      Among

                               MAXTOR CORPORATION

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN
                              AND THE ISSUING BANK

                     as Initial Lenders and the Issuing Bank

                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent

                                TABLE OF CONTENTS

ARTICLE I

  DEFINITIONS AND ACCOUNTING TERMS
  SECTION 1.01.  Certain Defined Terms...................................................................  1
  SECTION 1.02.  Computation of Time Periods............................................................. 15
  SECTION 1.03.  Accounting Terms........................................................................ 15

ARTICLE II

  AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

  SECTION 2.01.  The Revolving Credit Advances........................................................... 15
  SECTION 2.02.  Making the Revolving Credit Advances.................................................... 16
  SECTION 2.03.  The Competitive Bid Advances............................................................ 17
  SECTION 2.04.  Fees.................................................................................... 22
  SECTION 2.05.  Termination, Reduction or Extension of the Commitments.................................. 23
  SECTION 2.06.  Repayment of Revolving Credit Advances.................................................. 25
  SECTION 2.07.  Interest on Revolving Credit Advances................................................... 25
  SECTION 2.08.  Interest Rate Determination............................................................. 26
  SECTION 2.09.  Optional Conversion of Revolving Credit Advances........................................ 27
  SECTION 2.10.  Prepayments............................................................................. 28
  SECTION 2.11.  Increased Costs......................................................................... 28


  SECTION 2.12.  Illegality.............................................................................. 29
  SECTION 2.13.  Payments and Computations............................................................... 30
  SECTION 2.14.  Taxes................................................................................... 31
  SECTION 2.15.  Sharing of Payments, Etc................................................................ 33
  SECTION 2.16.  Use of Proceeds......................................................................... 34
  SECTION 2.17.  Issuance of and Drawings and Reimbursement Under Letters of Credit...................... 34

ARTICLE III

  CONDITIONS TO EFFECTIVENESS AND LENDING

  SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01, 2.03 and 2.17................... 39
  SECTION 3.02.  Conditions Precedent to Each Revolving Credit Borrowing and Issuance.................... 41
  SECTION 3.03.  Conditions Precedent to Each Competitive Bid Borrowing.................................. 41
  SECTION 3.04.  Determinations Under Section 3.01....................................................... 42

ARTICLE IV

  REPRESENTATIONS AND WARRANTIES

  SECTION 4.01.  Representations and Warranties of the Borrower.......................................... 43

ARTICLE V

   COVENANTS OF THE BORROWER

   SECTION 5.01.  Affirmative Covenants.................................................................. 46

   SECTION 5.02.  Negative Covenants..................................................................... 50


ARTICLE VI

  EVENTS OF DEFAULT
  SECTION 6.01.  Events of Default....................................................................... 53
  SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default................................ 56

ARTICLE VII

  THE ADMINISTRATIVE AGENT

  SECTION 7.01.  Authorization and Action................................................................ 57
  SECTION 7.02.  Administrative Agent's Reliance, Etc.................................................... 57
  SECTION 7.03.  Citibank and Affiliates................................................................. 58
  SECTION 7.04.  Lender and Issuing Bank Credit Decision................................................. 58
  SECTION 7.05.  Indemnification......................................................................... 58
  SECTION 7.06.  Successor Administrative Agent.......................................................... 60

ARTICLE VIII

  MISCELLANEOUS

  SECTION 8.01.  Amendments, Etc......................................................................... 61
  SECTION 8.02.  Notices, Etc............................................................................ 61
  SECTION 8.03.  No Waiver; Remedies..................................................................... 62
  SECTION 8.04.  Costs and Expenses...................................................................... 62


  SECTION 8.05.  Right of Set-off........................................................................ 64
  SECTION 8.06.  Binding Effect.......................................................................... 64
  SECTION 8.07.  Assignments and Participations.......................................................... 64
  SECTION 8.08.  Confidentiality......................................................................... 68
  SECTION 8.09.  Governing Law........................................................................... 68
  SECTION 8.10.  Execution in Counterparts............................................................... 68
  SECTION 8.11.  Jurisdiction, Etc....................................................................... 68
  SECTION 8.12.  Waiver of Jury Trial.................................................................... 69


Schedules
---------
Schedule I               - List of Applicable Lending Offices

Schedule 4.01(c)         - Required Authorizations and Approvals

Schedule 4.01(e)         - Material Adverse Changes

Schedule 5.02(a)         - Existing Liens

Schedule 5.02(b)(iii)(B) - Permitted Debt Transactions

Schedule 5.02(b)(iii)(D) - Surviving Debt


Exhibits
--------
Exhibit A-1              - Form of Revolving Credit Note

Exhibit A-2              - Form of Competitive Bid Note

Exhibit B-1              - Form of Notice of Revolving Credit Borrowing

Exhibit B-2              - Form of Notice of Competitive Bid Borrowing

Exhibit C                - Form of Assignment and Acceptance

Exhibit D                - Form of Notice of Extension of Termination Date

Exhibit E                - Form of Guaranty

Exhibit F-1              - Form of Opinion of New York Counsel for the Borrower

Exhibit F-2              - Form of Opinion of General Counsel to the Borower

Exhibit G-1              - Form of Opinion of Counsel for the Guarantor

Exhibit G-2              - Form of Opinion of Corporate Counsel for the
                           Guarantor

                                CREDIT AGREEMENT

                           Dated as of August 31, 1995


                 MAXTOR CORPORATION, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the Issuing Bank (the "Issuing Bank") and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the Lenders and the Issuing Bank (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 SECTION 1.01. Certain Defined Terms As used in this
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Citibank with its office at 1 Court Square, 7th Floor, Zone 1, Long Island City, New York 11120, Account No. 36852248, Attention: John Makrinos.

                 "Advance" means a Revolving Credit Advance, a Competitive Bid Advance or a Letter of Credit Advance.

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                 "Applicable Lending Office" means, with respect to each Lender and the Issuing Bank, such Lender's and the Issuing Bank's Domestic Lending Office in the case of a

         Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                 "Applicable Margin" means, as of any date, a percentage per annum equal to 0% for Base Rate Advances and .3% for Eurodollar Rate Advances.

                 "Assigning Lender" has the meaning specified in Section
         8.07(c).

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender or the Issuing Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

                 "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                 "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (a) the rate of interest announced publicly by
                 Citibank in New York, New York, from time to time, as Citibank's base rate;

                          (b) the sum (adjusted to the nearest 1/16 of 1% or, if
                 there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                          (c) 1/2 of one percent per annum above the Federal
                 Funds Rate.

                 "Base Rate Advance" means a Revolving Credit Advance or Letter of Credit Advance that bears interest as provided in Section 2.07(a)(i).

                 "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

                 "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City, San Francisco or Philadelphia and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                 "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                 "CSI" means Citicorp Securities, Inc.

                 "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                 "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

                 "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more

         Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

                 "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

                 "Competitive Bid Reduction" has the meaning specified in
         Section 2.03(c).

                 "Confidential Information" means information that the Borrower furnishes to the Administrative Agent, any Lender or the Issuing Bank in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent, such Lender or the Issuing Bank from a source other than the Borrower.

                 "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                 "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

                 "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services,
         (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                 "Declining Lender" has the meaning specified in Section
         2.05(c).

                 "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                 "Domestic Lending Office" means, with respect to any Lender or the Issuing Bank, the office of such Lender or the Issuing Bank specified as its "Domestic Lending Office" opposite its name on
         Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or the Issuing Bank, or such other office of such Lender or the Issuing Bank as such Lender or the Issuing Bank may from time to time specify to the Borrower and the Administrative Agent.

                 "Effective Date" has the meaning specified in Section 3.01.

                 "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iv) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); and (v) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Loan Parties nor an Affiliate of either of the Loan Parties shall qualify as an Eligible Assignee.

                 "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                 "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                 "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of either Loan Party's controlled group, or under common control with either Loan Party, within the meaning of
         Section 414 of the Internal Revenue Code.

                 "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph
         (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to
         Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of either Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;
         (e) the withdrawal by either Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                 "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit

         Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                 "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

                 "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

                 "Events of Default" has the meaning specified in Section 6.01.

                 "Existing Credit Agreement" means the Financing Agreement dated September 16, 1993 between the Borrower and The CIT Group/Business Credit, Inc., as agent and lender.

                 "Extending Lender" has the meaning specified in Section
         2.05(c).

                 "Facilities" means the Revolving Credit Facility and the Letter of Credit Facility.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the

         Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i).

                 "GAAP" has the meaning specified in Section 1.03.

                 "Guarantor" means Hyundai Electronics Industries Co., Ltd., a company incorporated with limited liability in the Republic of Korea.

                 "Guaranty" has the meaning specified in Section 3.01(h)(iv).

                 "Guaranty and Recourse Agreement" means the Guaranty and Recourse Agreement dated as of August 31, 1995 between the Borrower and the Guarantor.

                 "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                 "Hyundai Group" means, collectively, the Guarantor, Hyundai Merchant Marine, Hyundai Corporation and Hyundai Heavy Industries Co., Ltd.

                 "Information Memorandum" means the information memorandum dated August 9, 1995, used by the Administrative Agent in connection with the syndication of the Commitments.

                 "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                 "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 P.M. (noon) (New York City time) on the third Business Day, in the case of a Revolving Credit Borrowing, or on the fourth Business Day, in the case of a Competitive Bid Borrowing, prior to the first day of such Interest Period, select; provided, however, that:

                          (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                          (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                          (iii) whenever the last day of any Interest Period
                 would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                          (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "Issuing Bank" means the Issuing Bank approved pursuant to
         Section 2.17 and each Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07.

                 "L/C Cash Collateral Account" means the interest-bearing cash collateral account to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon terms as may be satisfactory to the Administrative Agent.

                 "L/C Related Documents" has the meaning specified in Section 2.17.

                 "Lenders" means the Initial Lenders and each Person that shall become a Lender hereto pursuant to Section 8.07.

                 "Letter of Credit" has the meaning specified in Section 2.17.

                 "Letter of Credit Advance" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.17.

                 "Letter of Credit Agreement" has the meaning specified in
         Section 2.17.

                 "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, (a) $30,000,000 or (b) if the Issuing Bank has entered into any Assignment and Acceptance, the amount set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(e) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced pursuant to Section 2.05.

                 "Letter of Credit Facility" means, at any time, the amount of the Issuing Bank's Letter of Credit Commitment at such time.

                 "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the

         Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                 "LIBO Rate Advances" has the meaning specified in Section 2.03(a)(i).

                 "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                 "Loan Documents" means this Agreement, the Notes, the Guaranty, and each Letter of Credit Agreement, in each case as amended or otherwise modified from time to time.

                 "Loan Parties" means the Borrower and the Guarantor.

                 "Material Adverse Change" means any material adverse change in the business, financial condition, operations, performance, properties or prospects of either Loan Party or either Loan Party and its Subsidiaries taken as a whole.

                 "Material Adverse Effect" means a material adverse effect on
         (a) the business, financial condition, operations, performance, properties or prospects of either Loan Party or either Loan Party and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent, any Lender or the Issuing Bank under this Agreement or any other Loan Document or (c) the ability of either Loan Party to perform its obligations under this Agreement or any other Loan Document.

                 "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which either Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of either Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which either Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Note" means a Revolving Credit Note or a Competitive Bid Note.

                 "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

                 "Notice of Issuance" has the meaning specified in Section 2.17.

                 "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

                 "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                 "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed; (f) Liens on assets of corporations that become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof or in connection with the creation of such Subsidiaries; (g) Liens securing Capitalized Lease obligations on assets subject to such Capitalized Leases, provided that such Capitalized Leases are permitted under subsection 5.02(b)(iii)(C); (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                 "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                 "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

                 "Reference Banks" means Citibank, Societe Generale and The Industrial Bank of Japan, Limited, San Francisco Agency.

                 "Register" has the meaning specified in Section 8.07(e).

                 "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.17(d) for amounts drawn under the Letters of Credit and other amounts reimbursable by the Borrower thereunder.

                 "Required Lenders" means at any time Lenders owed or holding at least 66 2/3% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding at least 66 2/3% of the Revolving Credit
         Facility at such time.

                 "Responsible Officer" means any officer of the Borrower.

                 "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                 "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                 "Revolving Credit Commitment" means, with respect to any Lender at any time, (a) the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Credit Commitment" or (b) if such Lender has increased its Revolving Credit Commitment pursuant to Section 2.05(c) or has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(e) as such Lender's "Revolving Credit Commitment", as such amount may be reduced pursuant to Section 2.05 or by Competitive Bid Reductions.

                 "Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

                 "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                 "Securitization" means transaction Number 1 described on
         Schedule 5.02(b)(iii)(B).

                 "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of either Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which either Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Subordinated Debt" means any Debt of the Borrower that is subordinated to the obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                 "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                 "Surviving Debt" means Debt of the Borrower identified on
         Schedule 5.02(b)(iii)(D) hereto.

                 "Termination Date" means, with respect to each Lender and the Issuing Bank, the earlier of (a) August 29, 1996 or, if extended pursuant to Section 2.05(c), the date to which the Commitment of such Lender or the Issuing Bank, as the case may be, is so extended pursuant to Section 2.05(c) and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

                 "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment (computed with regard to all existing Competitive Bid Reductions) at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.17(d) and outstanding at such time.

                 "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                 "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                 SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                 SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with, in the case of the Borrower, generally accepted accounting principles, and, in the case of the Guarantor, generally accepted financial accounting standards in the Republic of Korea consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                 SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Unused Revolving Credit Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

                 SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 12:00 P.M. (noon) (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 3:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02 not later than 4:00 P.M. (New York City time); provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Lenders for repayment of such Letter of Credit Advances.

                 (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or
2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than five separate Revolving Credit Borrowings.

                 (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit

Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

                 (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

                 (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

                 SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments of the Lenders (computed without regard to any Competitive Bid Reduction); and provided further that the aggregate amount of any proposed Competitive Bid Borrowing and any Revolving Credit Borrowings to be made on the same day is within the aggregate amount of the Unused Revolving Credit Commitments of the Lenders.

                 (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing "), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 14 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 12:00 P.M. (noon) (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as " Fixed Rate Advances") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                 (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid

         Advance that such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the first proviso to the first sentence of this Section 2.03(a), exceed such Lender's Revolving Credit Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                 (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 12:00 P.M.(noon) (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                          (x) cancel such Competitive Bid Borrowing by giving
                 the Administrative Agent notice to that effect, or

                          (y) accept one or more of the offers made by any
                 Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the Borrower may, in its sole discretion, accept one or more such offers and reject the remainder of such offers. The aggregate amount of the Competitive Bid Advances made as part of a Competitive Bid Borrowing shall not exceed the aggregate amount of the proposed Competitive Bid Borrowing requested by the Borrower in the related Notice of Competitive Bid Borrowing.

                 (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph
         (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                 (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02 not later than 3:00 P.M. (New York City time). Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

                 (vi) If the Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in
         Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

                 (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the first proviso to the first sentence of subsection (a) above.

                 (c) The aggregate amount of the Revolving Credit Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Revolving Credit Commitments shall be allocated among the Lenders ratably according to their respective Revolving Credit Commitments (such deemed use of the aggregate amount of the Revolving Credit Commitments being a "Competitive Bid Reduction").

                 (d) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (e) below, and reborrow under this
Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

                 (e) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection
(a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such

Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

                 (f) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

                 (g) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

                 SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to .125%, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing September 30, 1995, and on the Termination Date.

                 (b) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

                 (c) Letter of Credit Fees. (i) On the date each Letter of Credit is issued, the Borrower shall pay to the Issuing Bank a Letter of Credit issuance fee of .10% per annum of the face amount of such Letter of Credit, calculated for the period between the date of issuance and the date of cancellation of such Letter of Credit.

                 (ii) On the date each Letter of Credit is issued, the Borrower shall pay to the Adminsitrative Agent for the account of the Lenders a Letter of Credit issuance fee equalling in the aggregate .30% per annum of the face amount of such Letter of Credit, calculated for the period between the date of issuance and the date of cancellation of such Letter of Credit, payable to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

                 SECTION 2.05. Termination, Reduction or Extension of the Commitments. (a) Termination and Reduction. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to permanently terminate in whole or reduce in part the unused portions of the Revolving Credit Commitments and the Letter of Credit Facility, provided that
(i) each partial reduction of a Facility shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) each partial reduction of the Revolving Credit Facility shall be made ratably among the Lenders in accordance with their Revolving Credit Commitments with respect to such Facility and (iii) the aggregate amount of the Revolving Credit Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

                 (b) Letter of Credit Automatic Reduction. The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                 (c) Extensions. (i) At any time no earlier than 45 days and no later than 30 days prior to the Termination Date in effect at any time, the Borrower may, by written notice to the Administrative Agent, request that the Termination Date then in effect be extended for all or a portion of the Revolving Credit Commitments for a period of 364 days. Such request shall be irrevocable and binding upon the Borrower. The Administrative Agent shall promptly notify each Lender of such request. The Lenders shall have no obligation whatsoever to agree to any request made by the Borrower for the extension of the Termination Date for the Revolving Credit Commitments. If a Lender agrees, in its individual and sole discretion, to so extend all or a portion of its Revolving Credit Commitment (an "Extending Lender"), it shall deliver to the Administrative Agent a notice of its agreement to do so, in substantially the form of Exhibit D hereto, no earlier than 30 days and no later than 20 days prior to such Termination Date and the Administrative Agent shall notify the Borrower of such Extending Lender's agreement to extend its Revolving Credit Commitment no later than 15 days prior to such Termination Date. The Revolving Credit Commitment of any Lender that fails to accept or respond to the Borrower's request for extension of the Termination Date (a "Declining Lender") shall be terminated on the Termination Date then in effect (without regard to any extension by other Lenders) and on such Termination Date the Borrower shall pay in full the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of payment of such principal amount, all facility fees and other fees payable to such Declining Lender and all other amounts payable to such Declining Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts (computed in accordance with Section 2.11) and any Taxes incurred by such Declining Lender prior to such Termination Date and amounts payable under Section 8.04(a)). The Extending Lenders, or any of them, in their sole discretion may offer to increase their respective Revolving Credit Commitments by an aggregate amount that shall not exceed the sum of the aggregate amount of the Declining Lenders' Revolving Credit Commitments plus the aggregate amount of the Extending Lenders' Revolving Credit Commitments for which such Extending Lenders have not extended the Termination Date. Each such Extending Lender shall deliver to the Administrative Agent a notice, in substantially the form of Exhibit D hereto, of its offer to so increase its Revolving Credit Commitment no later than 15 days prior to such Termination Date. The Borrower shall, no later than one day before the Termination Date, deliver to the Administrative Agent a notice setting forth the Revolving Credit Commitments of the Extending Lenders, if any, that are to become or be effective as of the Termination Date. If the Extending Lenders provide Revolving Credit Commitments in an aggregate amount equal to at least 66 2/3% of the aggregate amount of the Revolving Credit Commitments requested by the Borrower to be extended, then, effective on the Termination Date in effect at the time of the Borrower's request, (A) the Termination Date shall be extended by 364 days for such Extending Lenders' Revolving Credit Commitments and (B) the Revolving Credit Commitment of each Extending Lender shall be the amount specified in the notice provided by the Borrower to the Administrative Agent (which amount shall not exceed the amount specified by such Extending Lender in its most recent notice to the Administrative Agent). A maximum of two extensions of the Termination Date are permitted under this Section 2.05(c)(i).

                 (ii) At any time no earlier than 45 days and no later than 30 days prior to the Termination Date in effect at any time, the Borrower may, by written notice to the

Administrative Agent, request that the Termination Date then in effect be extended for all of the Letter of Credit Commitment for a period of 364 days. Such request shall be irrevocable and binding upon the Borrower, unless the Termination Date for the Revolving Credit Commitments shall fail to be extended by operation of Section 2.05(c)(i). The Administrative Agent shall promptly notify the Issuing Bank of such request. The Issuing Bank shall have no obligation whatsoever to agree to any request made by the Borrower for the extension of the Termination Date for the Letter of Credit Commitment. If the Issuing Bank agrees, in its individual and sole discretion, to so extend all of its Letter of Credit Commitment, it shall deliver to the Administrative Agent a written notice of its agreement to do so no earlier than 30 days and no later than 20 days prior to such Termination Date and the Administrative Agent shall notify the Borrower of the Issuing Bank's agreement to extend its Letter of Credit Commitment no later than 15 days prior to such Termination Date. Then, effective on the Termination Date in effect at the time of the Borrower's request, the Termination Date shall be extended by 364 days for the Issuing Bank's Letter of Credit Commitment. If the Issuing Bank fails to accept or respond to the Borrower's request for extension of the Termination Date, the Issuing Bank's Letter of Credit Commitment shall be terminated on the Termination Date then in effect (without regard to any extension by the Lenders of their Revolving Credit Commitments) and on such Termination Date the Borrower shall pay in full the principal amount of all Advances owing to the Issuing Bank, together with accrued interest thereon to the date of payment of such principal amount, all issuance fees and other fees payable to the Issuing Bank and all other amounts payable to the Issuing Bank under this Agreement (including, but not limited to, any increased costs or other additional amounts (computed in accordance with Section 2.11) and any Taxes incurred by the Issuing Bank prior to such Termination Date and amounts payable under Section 8.04(a)). A maximum of two extensions of the Termination Date are permitted under this
Section 2.05(c)(ii).

                 SECTION 2.06. Repayment of Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                 SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                 (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                 (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                 (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                 SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

                 (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                 (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

                 (e) Upon the occurrence and during the continuance of any Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                 (f) If fewer than two Reference Banks in good faith are unable to furnish timely information to the Administrative Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                 (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                 (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                 (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 P.M. (noon) (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under
Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                 SECTION 2.10. Prepayments. (a) Optional. The Borrower may, with notice given to the Administrative Agent not later than 12:00 P.M. (noon) (New York City time) on the same Business Day for Base Rate Advances, or with at least two Business Days' notice to the Administrative Agent for Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                 (b) Mandatory. The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day. If, after giving effect to the foregoing prepayments, the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility, then the Borrower shall pay to the Administrative Agent on behalf of the Lenders and the Issuing Bank in same day funds, for deposit in the L/C Cash Collateral Account, an aggregate amount equal to such excess in accordance with arrangements reasonably satisfactory to the Administrative Agent.

                 SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender or the Issuing Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances, of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making Letter of Credit Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender or the Issuing Bank is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the Issuing Bank additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost. A certificate as to the amount of such increased cost, setting forth the calculation of the increased cost in reasonable detail, submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error; provided that the Borrower shall have no obligation to any Lender or the Issuing Bank under this Section 2.11(a) if such Lender or the Issuing Bank shall not have delivered such certificate to the Borrower within sixty days following the later of (1) the date of the occurrence of the event that forms the basis for such demand and
(2) the date such Lender or the Issuing Bank, as the case may be, shall have or should reasonably have become aware of such event.

                 (b) If any Lender or the Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Lender's or the Issuing Bank's commitment to lend hereunder and other commitments of this type or the issuance or maintenance of Letters of Credit (or similar contingent obligations), then, upon demand by such Lender or the Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or the Issuing Bank, from time to time as specified by such Lender or the Issuing Bank, additional amounts sufficient to compensate such Lender or the Issuing Bank or such corporation in the light of such circumstances, to the extent that such Lender or the Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Lender's or the Issuing Bank's commitment to lend hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts setting forth the calculation of the increased cost in reasonable detail, submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error; provided that the Borrower shall have no obligation to any Lender or the Issuing Bank under this Section 2.11(b) if such Lender or the Issuing Bank shall not have delivered such certificate to the Borrower within sixty days following the later of (1) the date of the occurrence of the event that forms the basis for such demand and (2) the date such Lender or the Issuing Bank, as the case may be, shall have or should reasonably have become aware of such event.

                 SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon one Business Day's notice to the Borrower, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, facility fees or any other obligation then payable hereunder and under the Notes to more than one Lender and the Issuing Bank, to such party for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such party and (ii) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender or the Issuing Bank, to such party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender or the Issuing Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                 (b) The Borrower hereby authorizes each Lender and the Issuing Bank, if and to the extent payment owed to such Lender or the Issuing Bank is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender or the Issuing Bank any amount so due.

                 (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the LIBO Rate or the Federal Funds Rate and of facility fees and Letter of Credit issuance fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, facility fees or Letter of Credit issuance fees are payable. Each determination by the Administrative Agent of an interest rate, facility fee or Letter of Credit issuance fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender and/or the Issuing Bank on such due date an amount equal to the amount then due such Lender and/or the Issuing Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender and/or the Issuing Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender and/or the Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender and/or the Issuing Bank until the date such Lender and/or the Issuing Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender, the Issuing Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender or the Issuing Bank, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's or the Issuing Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, the Issuing Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                 (c) The Borrower shall indemnify each Lender, the Issuing Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender, the Issuing Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender, the Issuing Bank or the Administrative Agent (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                 (e) Each Lender and Issuing Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, on the date it is approved as the Issuing Bank pursuant to Section 2.17 and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender or the Issuing Bank in the case of each other Lender or Issuing Bank, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender or the Issuing Bank remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender or the Issuing Bank at the time such Lender or the Issuing Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender or the Issuing Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender or Issuing Bank assignee becomes a party to this Agreement, the Lender or Issuing Bank assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender or Issuing Bank assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by Internal Revenue Service form 1001 or 4224 or any successor form thereof, that the Lender or the Issuing Bank reasonably considers to be confidential, the Lender or the Issuing Bank shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                 (f) For any period with respect to which a Lender or the Issuing Bank has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender or the Issuing Bank shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender or the Issuing Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender or the Issuing Bank shall reasonably request to assist the Lender or the Issuing Bank to recover such Taxes.

                 (g) Any Lender or the Issuing Bank claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender or the Issuing Bank, be otherwise disadvantageous to such Lender or the Issuing Bank.

                 SECTION 2.15. Sharing of Payments, Etc. If any Lender or the Issuing Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of obligations due and payable to such Lender or the Issuing Bank hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such obligations due and payable to such Lender or the Issuing Bank at such time to (ii) the aggregate amount of the obligations due and payable to all Lenders and the Issuing Bank hereunder and under the Notes at such time) of payments on account of the obligations due and payable to all Lenders and the Issuing Bank hereunder and under the Notes at such time obtained by all the Lenders and the Issuing Bank at such time or (b) on account of obligations owing (but not due and payable) to such Lender or the Issuing Bank hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such obligations owing to such Lender or the Issuing Bank at such time to (ii) the aggregate amount of the obligations owing (but not due and payable) to all Lenders and the Issuing Bank hereunder and under the Notes at such time) of payments on account of the obligations owing (but not due and payable) to all Lenders and the Issuing Bank hereunder and under the Notes at such time obtained by all of the Lenders and the Issuing Bank at such time, such Lender or the Issuing Bank shall forthwith purchase from the other Lenders or the Issuing Bank, as the case may be, such participations in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender or the Issuing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or the Issuing Bank, such purchase from each Lender or the Issuing Bank shall be rescinded and such Lender or the Issuing Bank shall repay to the purchasing Lender or the Issuing Bank, as the case may be, the purchase price to the extent of such recovery together with an amount equal to such Lender's or the Issuing Bank's ratable share (according to the proportion of (i) the amount of such Lender's or the Issuing Bank's required repayment to
(ii) the total amount so recovered from the purchasing Lender or the Issuing
Bank) of any interest or other amount paid or payable by the purchasing Lender or the Issuing Bank in respect of the total amount so recovered. The Borrower agrees that any Lender or the Issuing Bank so purchasing a participation from another Lender or the Issuing Bank, as the case may be, pursuant to this Section
2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender or the Issuing Bank were the direct creditor of the Borrower in the amount of such participation.

                 SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital purposes and refinancing Surviving Debt of the Borrower and its Subsidiaries. All Letters of Credit shall be issued and proceeds of Letters of Credit shall be used to support obligations of the Borrower, contingent or otherwise, for working capital purposes.

                 SECTION 2.17. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Letters of Credit. The Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date it is approved by the Administrative Agent to act as the Issuing Bank hereunder until 30 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by the Issuing Bank not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the Termination Date. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.17(a), the Borrower may repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.17(d) and the Borrower may request the issuance of additional Letters of Credit under this Section 2.17(a).

                 (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 12:00 P.M. (noon) (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Administrative Agent, which shall give to the Issuing Bank and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Administrative Agent may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from the Administrative Agent on its behalf or on behalf of the Required Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                 (c) Letter of Credit Reports. The Issuing Bank shall furnish to the Administrative Agent (A) on the first Business Day of each month a written report summarizing the then outstanding Letters of Credit and any drawings thereunder, which report the Administrative Agent shall forward to the Lenders, and (B) on the same Business Day as a cancellation of a Letter of Credit prior to its stated expiration date, notice of such cancellation.

                 (d) Drawing and Reimbursement. (i) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank shall promptly notify the Borrower, but in any event no later than the day prior to the day payment is made thereunder. Subject to the following clause (ii), the Borrower agrees to reimburse the Issuing Bank on the date the Issuing Bank makes a payment under a Letter of Credit, for the amount of (x) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank. Each such payment shall be made to the Administrative Agent for the account of the Issuing Bank in immediately available funds.

                 (ii) If the Issuing Bank pays a draft under any Letter of Credit for which it is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, the payment by the Issuing Bank of such draft shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or either Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.


                 (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.17(d) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                 (f) Repayment of Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                 (ii) The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument (as amended, supplemented or modified from time to time in accordance with their respective terms) under all circumstances, including, without limitation, the following circumstances and regardless of the use of proceeds of any drawing under any Letter of Credit or any defense related thereto:

                 (A) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                 (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                 (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                 (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                 (F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

                 (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any other guarantor.

                 (g) No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to, and hereby indemnify, the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful or negligent failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                 SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01, 2.03 and 2.17. Sections 2.01, 2.03 and 2.17 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                 (a) There shall have occurred no Material Adverse Change with respect to the Borrower since March 25, 1995, other than as provided on
         Schedule 4.01(e) hereto, and there shall have occurred no Material Adverse Change with respect to the Guarantor since December 31, 1994.

                 (b) There shall exist no action, suit, investigation, litigation or proceeding affecting either Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

                 (c) Nothing shall have come to the attention of the Lenders or the Issuing Bank during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders and the Issuing Bank shall have been given such access to the management, records, books of account, contracts and properties of each Loan Party and its Subsidiaries as they shall have reasonably requested.

                 (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders or the Issuing Bank) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders and the Issuing Bank that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                 (e) The Borrower shall have notified each Lender, the Issuing Bank and the Administrative Agent in writing as to the proposed Effective Date.

                 (f) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent, the Issuing Bank and the Lenders (including the accrued fees and expenses of counsel to the Administrative Agent).

                 (g) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender and the Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                          (i) The representations and warranties contained in
                 each Loan Document are correct on and as of the Effective Date, and

                          (ii) No event has occurred and is continuing that
                 constitutes a Default.

                 (h) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender and the Issuing Bank:

                          (i) The Revolving Credit Notes to the order of the Lenders, respectively.

                          (ii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving this Agreement, the Notes, each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document.

                          (iii) A certificate of the Secretary or an Assistant
                 Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, each other Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                          (iv) A guaranty in substantially the form of Exhibit E (as amended, supplemented or modified from time to time in accordance with its terms, the "Guaranty"), duly executed by the Guarantor.

                          (v) Favorable opinions of Morrison & Foerster, New York counsel for the Borrower, and the General Counsel of the Borrower, substantially in the form of Exhibits F-1 and F-2 hereto, respectively, and as to such other matters as any Lender or the Issuing Bank through the Administrative Agent may reasonably request.

                          (vi) Favorable opinions of Shin & Kim, counsel for the Guarantor, and the Corporate Counsel of the Guarantor, substantially in the form of Exhibits G-1 and G-2 hereto, respectively, and as to such other matters as any Lender or the Issuing Bank through the Administrative Agent may reasonably request.

                          (vii) A favorable opinion of Shearman & Sterling,
                 counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                 SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing and Issuance. The obligation of each Lender to make a Revolving
Credit Advance on the occasion of each Revolving Credit Borrowing (including the initial Borrowing), and the right of the Borrower to request the issuance of Letters of Credit (including the initial issuance of Letters of Credit), shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing or by the Borrower of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                          (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of such Revolving Credit Borrowing or issuance, before and after giving effect to such Revolving Credit Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and

                          (ii) no event has occurred and is continuing, or would
                 result from such Revolving Credit Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender or the Issuing Bank through the Administrative Agent may reasonably request.

                 SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto,
(ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with
Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                 (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                 (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default,

                 (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Administrative Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and

                 (d) the aggregate amount of such Competitive Bid Borrowing and all Revolving Credit Borrowings to be made on the same day is within the aggregate amount of the Unused Revolving Commitments of the Lenders, computed prior to such Borrowings.

                 SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender and the Issuing Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders and the Issuing Bank unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender and the Issuing Bank prior to the date that the Borrower, by notice to the Lenders and the Issuing Bank, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders and the Issuing Bank of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                 (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                 (b) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Loan Party's charter or by-laws or (ii) any law, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) or contractual restriction binding on or affecting the Loan Parties.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by either Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, except for those authorizations, approvals, actions, notices and filings listed on
         Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

                 (d) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto enforceable against each such Loan Party in accordance with their respective terms.

                 (e) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at March 25, 1995, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at July 1, 1995, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender and the Issuing Bank, fairly present, subject, in the case of said balance sheet as at July 1, 1995, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 25, 1995, there has been no Material Adverse Change, other than as provided on Schedule 4.01(e) hereto.

                 (ii) The Consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1994, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Saedong Accounting Corporation, a member firm of Price Waterhouse, independent public accountants, copies of which have been furnished to each Lender and the Issuing Bank, fairly present the Consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the Consolidated results of the operations of the Guarantor and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted financial accounting standards in the Republic of Korea consistently applied. Since December 31, 1994, there has been no Material Adverse Change.

                 (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting either Loan Party or any of its Subsidiaries before any court, governmental agency or arbitrator that
         (i) could be reasonably likely to have a Material Adverse Effect or
         (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby.

                 (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                 (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                 (i) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no Material Adverse Change in the funding status of any such Plan since such date.

                 (j) Neither Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that has had or is reasonably likely to have a Material Adverse Effect.

                 (k) Neither Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                 (l) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.01(i), the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                 (m) The operations and properties of the Borrower and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, except such non-compliance that would not have a Material Adverse Effect, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                 (n) None of the properties currently or, to the best of its knowledge, formerly owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("NPL") or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous foreign, state or local list or, to the best knowledge of the Borrower, is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of by the Borrower or any of its Subsidiaries or, to the best of its knowledge, by any other Person, on any property currently or, to the best of its knowledge, formerly owned or operated by the Borrower or any of its Subsidiaries; there is no friable asbestos or, other than as is being maintained in accordance with applicable Environmental Laws, other asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of by the Borrower or any of its Subsidiaries or, to the best of its knowledge, by any other Person, on any property currently or, to the best of its knowledge, formerly owned or operated by the Borrower or any of its Subsidiaries or any adjoining property.

                 (o) Neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to the Borrower or any of its Subsidiaries.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                 SECTION 5.01. Affirmative Covenants. So long as any
Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender or the Issuing Bank shall have any Commitment hereunder, the Borrower will:

                 (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in Section 5.01(j).

                 (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                 (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owing similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.

                 (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary, the Lenders or the Issuing Bank.

                 (e) Visitation Rights. Upon advance request, at any reasonable time and from time to time, but no more than four times in any calendar year, permit the Administrative Agent, any of the Lenders or the Issuing Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                 (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                 (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                 (i) Reporting Requirements.  Furnish to the Lenders:

                           (i) as soon as available and in any event within 45
                 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

                           (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by Ernst & Young or other independent public accountants acceptable to the Required Lenders, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

                           (iii) as soon as available and in any event within 90
                 days after the end of each fiscal year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its Subsidiaries, containing Consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by Saedong Accounting Corporation, a member firm of Price Waterhouse, or other independent public accountants acceptable to the Required Lenders, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Guarantor shall also provide a statement of reconciliation conforming such financial statements to GAAP;

                           (iv) as soon as possible and in any event within five days after a Responsible Officer of the Borrower has knowledge of the occurrence of a Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                           (v) promptly after the sending or filing thereof, copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                           (vi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting either Loan Party or any of its Subsidiaries of the type described in Section 4.01(f);

                           (vii) (A) promptly and in any event within 10 days after either Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

                           (viii) promptly and in any event within two Business
                 Days after receipt thereof by either Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                           (ix) promptly and in any event within 30 days after the receipt thereof by either Loan Party or any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000;

                           (x) promptly and in any event within five Business Days after receipt thereof by either Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B);

                           (xi) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

                           (xii) such other information respecting either Loan Party or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                 (j) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws;
         provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that such action is not required by Environmental Laws or to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                 SECTION 5.02. Negative Covenants. So long as any
Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender or the Issuing Bank shall have any Commitment hereunder, the Borrower will not:

                 (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                           (i)  Permitted Liens,

                           (ii) purchase money Liens upon or in any real
                 property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, or Liens of a lessor under an operating lease, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) and the Debt incurred in connection with Section 5.02(b)(iii)(F) shall not exceed $35,000,000 in the aggregate at any time outstanding,

                           (iii) the Liens existing on the Effective Date and
                 described on Schedule 5.02(a) hereto,

                           (iv) Liens in favor of the Guarantor to secure the Borrower's obligation to the Guarantor under the Guaranty and Recourse Agreement, to the extent such Liens become operative only after the Commitments shall have been terminated and the Administrative Agent, the Lenders and the Issuing Bank shall have been paid in full for all obligations of the Borrower hereunder and under the Notes, and

                           (v) Liens to secure Debt permitted under Section 5.02(b)(iii)(B).

                 (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                           (i)   in the case of the Borrower, Subordinated Debt;

                           (ii) in the case of any of its Subsidiaries, Debt owed to the Borrower or to a wholly-owned Subsidiary of the Borrower; and

                           (iii) in the case of the Borrower and any of its
                 Subsidiaries,

                                  (A) Debt under the Loan Documents,

                                  (B) Debt incurred in connection with the
                           Securitization or the transactions listed on Schedule 5.02(b)(iii)(B) to the extent such Debt does not exceed $130,000,000 in the aggregate,

                                  (C) Capitalized Leases not to exceed in the
                           aggregate $10,000,000 at any time outstanding,

                                  (D) the Surviving Debt and any Debt extending
                           the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, and provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately pror to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, and provided further that the Existing Credit Agreement shall be terminated in whole upon the completion of the Securitization,

                                  (E) indorsement of negotiable instruments for
                           deposit or collection or similar transactions in the ordinary course of business, and

                                  (F) other Debt the aggregate principal amount
                           of which, together with the aggregate indebtedness secured by the Liens referred to in 5.02(a)(ii), shall not exceed $35,000,000 in the aggregate at any time outstanding.

                 (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and (ii) the Borrower may sell one or more manufacturing Subsidiaries, provided that each such sale is for fair value.

                 (d) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                 SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or the Borrower shall fail to pay any interest on any Advance, any Reimbursement Obligation or any other amount payable hereunder, or either Loan Party shall fail to make any other payment of fees or other amounts payable under any Loan Document within three Business Days after the same becomes due and payable; or

                 (b) Any representation or warranty made by either Loan Party under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                 (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i) or
         5.02 or (ii) either Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Loan Party by the Administrative Agent, any Lender or the Issuing Bank; or

                 (d) Either Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate in the case of the Borrower and $25,000,000 in the aggregate in the case of the Guarantor (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                 (e) Either Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against either Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or either Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                 (f) Any judgment or order for the payment of money in excess of $5,000,000 in the case of the Borrower and $15,000,000 in the case of the Guarantor shall be rendered against such Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which such judgment remains unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (g) Any non-monetary judgment or order shall be rendered against either Loan Party or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which such judgment remains unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (h) (i) (A) The Hyundai Group and its Affiliates shall cease to retain beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Borrower; or (B) any Person or two or more Persons acting in concert other than the Hyundai Group and its Affiliates shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Borrower; or (C) any Person or two or more Persons acting in concert other than the Hyundai Group and its Affiliates shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

                 (ii) Any Person or two or more Persons other than the owners of the Guarantor on the date hereof or their Affiliates acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Guarantor; or

                 (i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

                 (j) Either Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Loan Party and the ERISA

          Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,250,000 per annum; or

                 (k) Either Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Loan Party and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,250,000; or

                 (l) Any provision of the Guaranty shall for any reason cease to be valid and binding on or enforceable against the Guarantor, or the Guarantor shall revoke the Guaranty;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to either Loan Party under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                 SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. (a) If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders and the Issuing Bank in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent, the Lenders and the Issuing Bank or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (i) such aggregate Available Amount over (ii) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                 (b) The Borrower hereby agrees that any amounts from time to time on deposit in the L/C Cash Collateral Account shall be and constitute collateral security for the prompt and complete payment when due of the obligations and liabilities of the Borrower under and in respect of the Letters of Credit.

                 (c) The Borrower, the Administrative Agent, the Issuing Bank and the Lenders agree that any action taken or omitted to be taken by the Administrative Agent in connection with the L/C Cash Collateral Account, if taken or omitted to be taken in good faith and with reasonable care, shall be binding upon the Borrower, the Issuing Bank and the Lenders and shall not create any liability on the part of the Administrative Agent to the Borrower, the Issuing Bank or the Lenders.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                 SECTION 7.01. Authorization and Action. Each Lender (in its capacity as a Lender and, if applicable, the Issuing Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders, the Issuing Bank and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and the Issuing Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                 SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for either Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender or the Issuing Bank and shall not be responsible to any Lender or the Issuing Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of either Loan Party or to inspect the property (including the books and records) of either Loan Party;

(v) shall not be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 7.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, either Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of either Loan Party or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

                 SECTION 7.04. Lender and Issuing Bank Credit Decision. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or the Issuing Bank, as the case may be, and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or the Issuing Bank, as the case may be, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                 SECTION 7.05. Indemnification. (a) The Lenders and the Issuing Bank agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) from and against such Lender's or the Issuing Bank's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any Loan Document or any action taken or omitted by the Administrative Agent under any Loan Document, provided that neither any Lender nor the Issuing Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender and the Issuing Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. For purposes of this Section 7.05, the Lenders' and the Issuing Bank's respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Revolving Credit Advances or Letter of Credit Advances outstanding at such time and owing to the respective Lenders or the Issuing Bank, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender or the Issuing Bank to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by such Lender or the Issuing Bank, as the case may be, to the Administrative Agent as provided herein shall not relieve any other Lender or the Issuing Bank, as the case may be, of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender or the Issuing Bank, as the case may be, shall be responsible for the failure of any other Lender or the Issuing Bank, as the case may be, to reimburse the Administrative Agent for such other Lender's or the Issuing Bank's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender or the Issuing Bank hereunder, the agreement and obligations of each Lender and the Issuing Bank contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                 (b) Each Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Revolving Credit Advances and Letter of Credit Advances outstanding at such time and owing to the respective Lenders and (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time plus (iii) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender to the Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Issuing Bank for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                 SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the Borrower's approval, which shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank and after consulting with the Borrower, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                 SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:
(a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations (other than as permitted by Section 2.05(c) to the extent any of such Lenders consents thereunder), (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes or of the aggregate Available Amount of outstanding Letters of Credit, or the number of Lenders, that in each case shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of the Guarantor under Section I of the Guaranty or otherwise limit the Guarantor's liability with respect to the obligations owing to the Administrative Agent, the Lenders and the Issuing Bank or (g) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

                 SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at

211 River Oaks Parkway, San Jose, California 95134, telecopy no. (408) 432-4480,
Attention: Melonie Brophy, Vice President - Finance & Treasurer; if to any Initial Lender or the Issuing Bank approved pursuant to Section 2.17, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender or Issuing Bank, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender or the Issuing Bank; and if to the Administrative Agent, at its address at 1 Court Square, 7th Floor, Zone 1, Long Island City, New York 11120, Attention: John Makrinos; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                 SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender, the Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and CSI in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. After an Event of Default, the Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent, CSI, the Issuing Bank and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan

Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent, CSI, the Issuing Bank and each Lender in connection with the enforcement of rights under this Section 8.04(a).

                 (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or the Letters of Credit or (ii) the actual or alleged presence of Hazardous Materials on any property of either Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to either Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by either Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender, the Issuing Bank, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, this Agreement, the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or the Letters of Credit.

                 (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05(c), 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section
8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the

Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                 (d) Without prejudice to the survival of any other agreement of either Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                 SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender, the Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Issuing Bank or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender and the Issuing Bank agrees promptly to notify within one Business Day the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, the Issuing Bank and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender, the Issuing Bank and its Affiliates may have.

                 SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Bank and each Lender and their permitted respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders and the Issuing Bank.

                 SECTION 8.07. Assignments and Participations. (a) Each
Lender may, with the consent (except as provided below), not to be unreasonably withheld, of the Administrative Agent and, prior to the occurrence and continuance of a Default, the Borrower, and, each Lender if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11 or 2.14) upon at least 5 Business Days' notice to such Lender and the Administrative Agent, will, with the consent of the Administrative Agent, not to be unreasonably withheld, and only if no Default has occurred and is continuing, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under and in respect of all the Facilities (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $3,000,000 or an integral multiple of $500,000 in excess thereof,
(iii) each such assignment shall be to an Eligible Assignee, and (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Administrative Agent after consultation with the Borrower and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,000, except that such fee is not payable if the assignee is an existing Lender and is replacing the assigning Lender at the demand of the Borrower. Each Lender may, without the consent of, but upon notice to, the Administrative Agent and the

Borrower, assign all or a portion of its rights and obligations under this Agreement to any of its Affiliates.

                 (b) The Issuing Bank may assign to one Lender or Affiliate of a Lender all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000.

                 (c) By executing and delivering an Assignment and Acceptance, the Lender or the Issuing Bank assignor thereunder (the "Assigning Lender") and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Loan Party or the performance or observance by either Loan Party of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                 (d) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Lender has retained a Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the Assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                 (e) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Issuing Bank and the Commitment of, and principal amount of the Advances owing to, each Lender and the Issuing Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Lenders and the Issuing Bank, may treat each Person whose name is recorded in the Register as a Lender or the Issuing Bank, as the case may be, hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Lender or the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (f) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or the Issuing Bank, as the case may be, hereunder and (y) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering the Issuing Bank's or all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender or the Issuing Bank shall cease to be a party hereto).

                 (g) Each Lender may sell participations to one or more banks or other entities (other than either Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, the other Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by either Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                 (h) Any Lender or the Issuing Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender or the Issuing Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender or the Issuing Bank.

                 (i) Notwithstanding any other provision set forth in this Agreement, any Lender or the Issuing Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                 SECTION 8.08. Confidentiality. None of the Administrative Agent, any Lender or the Issuing Bank shall use or disclose any Confidential Information to any other Person without the consent of the Borrower, other than
(a) to the Administrative Agent's, such Lender's or the Issuing Bank's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(h), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                 SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                 SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                 (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 SECTION 8.12. Waiver of Jury Trial. Each of the
Borrower, the Administrative Agent, the Lenders and the Issuing Bank hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the other Loan Documents or the Letters of Credit or the actions of the Administrative Agent, any Lender or the Issuing Bank in the negotiation, administration, performance or enforcement thereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                               MAXTOR CORPORATION

                                               By /s/ MELONIE C. BROPHY
                                                 ------------------------------
                                                 Title: V.P. Finance, Treasurer


                                               CITIBANK, N.A.,
                                                 as Agent

                                               By /s/ ROBERT D. WETRUS
                                                 ------------------------------
                                                 Title: Vice President
                                                        Citibank, N.A.
                                                        Attorney-In-Fact

                           [Intentionally left blank]

COMMITMENT                                          INITIAL LENDERS
----------                                          ---------------

$14,500,000                                                 CITIBANK, N.A.


                                                            By /s/ ROBERT D. WETRUS
                                                               --------------------------------
                                                               Title: Vice President
                                                                      Citibank, N.A.
                                                                      Attorney-in-Fact


$ 9,500,000                                                 CHO HUNG BANK

                                                            By /s/ SOOYOUNG CHO
                                                               --------------------------------
                                                               Title: General Manager


$ 9,500,000                                                 CREDIT LYONNAIS
                                                            LOS ANGELES BRANCH


                                                            By /s/ ROBERT IVOSEVICH
                                                               ---------------------------------
                                                               Title: Senior Vice President


                                                            CREDIT LYONNAIS
                                                            CAYMAN ISLAND BRANCH


                                                            By /s/ ROBERT ISOSEVICH
                                                               ---------------------------------
                                                               Title: Senior Vice President


$9,500,000                                         THE DAI-ICHI KANGYO BANK,
                                                   LIMITED, SAN FRANCISCO AGENCY


                                                   By /s/ TOSHIO HYODO
                                                      --------------------------------
                                                      Title: General Manager & Agent


$9,500,000                                         THE INDUSTRIAL BANK OF JAPAN,
                                                   LIMITED SAN FRANCISCO AGENCY


                                                   By /s/ MAKOTO MASUDA
                                                      --------------------------------
                                                      Title: Joint General Manager


$9,500,000                                         THE LONG-TERM CREDIT BANK OF
                                                   JAPAN, LTD.


                                                   By /s/ MOTOKAZU UEMATSU
                                                      --------------------------------
                                                      Title: Deputy General Manager


$9,500,000                                         SHINHAN BANK
                                                   NEW YORK BRANCH


                                                   By /s/ WON KEY KIM
                                                      --------------------------------
                                                      Title: Assistant General Manager





$9,500,000                                         SOCIETE GENERALE


                                                   By /s/ GEORGE Y.L. CHEN
                                                      ----------------------------------------
                                                      Title: Vice President


$9,500,000                                         THE SUMITOMO BANK, LIMITED,
                                                   SAN FRANCISCO BRANCH


                                                   By /s/ YUJI HARADA
                                                      -----------------------------------------
                                                      Title: General Manager


                                                   By /s/ HERMAN WHITE JR.
                                                      -----------------------------------------
                                                      Title: Vice President


$9,500,000                                         STANDARD CHARTERED BANK


                                                   By /s/ WOO YOUNG SONG
                                                      -----------------------------------------
                                                      Title: Vice President


                                                   By /s/ MARGUERITE J. FELSENFELD, ESQ.
                                                      -----------------------------------------
                                                      Title: Administrative Officer



$100,000,000 TOTAL OF COMMITMENTS